EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	David Buell
Dan Sink, Chief Financial Officer	Manager, Financial Reporting
(317) 577-5609	(317) 713-5647
dsink@kiterealty.com	dbuell@kiterealty.com

Kite Realty Group Trust Reports
First Quarter 2012 Results
Highlights

•	Funds From Operations (“FFO”) as adjusted was $0.11 per diluted common share for the first quarter of 2012 excluding a litigation charge. Including the charge, FFO was $0.09 per diluted common share.

•	Same Property Net Operating Income for the first quarter of 2012 increased 5.4% over the prior year.

•	Revenue from property operations increased 9.8% in the first quarter over the prior year.

•	Closed on the sale of land to Target at New Hill Place Phase I in Raleigh, North Carolina.

•	Closed on the sale of Gateway Shopping Center in Marysville, Washington for a sales price of $29.4 million and a net gain of $3.1 million (Company share).

•	Issued 1.3 million shares of 8.25% Series A Cumulative Redeemable Perpetual Preferred Stock for net proceeds of $31.3 million.

•	Subsequent to the end of the quarter, the Company closed on a $115 million, seven-year term loan with an interest rate ranging from LIBOR plus 210 to 310 basis points.

•	Subsequent to the end of the quarter, the Company amended and restated its $200 million unsecured revolving credit facility including reducing the interest rate by 35 basis points.

Indianapolis, Ind., May 3, 2012 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its first quarter ended March 31, 2012.  Financial statements and exhibits attached to this release include results for the three months ended March 31, 2012 and 2011.

Financial and Operating Results

For the three months ended March 31, 2012, funds from operations, a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $7.9 million or $0.11 per diluted common share for the Kite Portfolio, as adjusted for a litigation charge, compared to $6.9 million, or $0.10 per diluted common share, for the same period in the prior year.  Including the effect of this charge, FFO for the Kite Portfolio was $6.6 million, or $0.09 per diluted share.  The Company’s allocable share of FFO was $7.0 million excluding the litigation charge, or $5.9 million including the charge, for the three months ended March 31, 2012 compared to $6.1 million for the same period in 2011.

The Company was a claimant in a matter of arbitration resulting from a lawsuit with a former tenant of one of its operating properties.  On March 29, 2012, the Company received a notice of an arbitration order which awarded to the tenant damages plus estimated attorneys’ fees and costs.  The Company has accrued a $1.3 million charge in the first quarter 2012 statement of operations and balance sheet.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for the litigation charge recorded in the first quarter of 2012.  We believe this supplemental information provides a meaningful measure of our operating performance.  The Company believes presenting FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  A reconciliation of net income to FFO is included in the attached table.

Net loss attributable to common shareholders was $31 thousand for the first quarter of 2012 compared to a net loss in the first quarter of 2011 of $2.2 million.  The change between years is primarily attributable to the Company’s $3.1 million share of a $5.2 million total gain on the 2012 sale of Gateway Shopping Center in Marysville, Washington partially offset by the litigation charge of $1.3 million.  The Company’s total revenue for the first quarter of 2012 was $26.4 million, an increase of 10.9% over the $23.8 million reported for the same period in 2011.  This increase is due to an improvement in revenue from recurring property operations of $2.2 million, or 9.8%, as a result of improved occupancy levels and development projects moving into the operating portfolio in the fourth quarter of 2011.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said "We utilized a combination of the capital markets and capital recycling activity to increase overall liquidity and financial flexibility.  We also continued to see strong fundamentals resulting in revenue growth of approximately 10% from property operations.”

Operating Portfolio

As of March 31, 2012, the Company owned interests in 53 retail operating properties totaling approximately 8.1 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 93.4% leased as of March 31, 2012, compared to 92.3% leased as of March 31, 2011.

In addition, the Company owns four operating commercial properties totaling 583,600 square feet.  As of March 31, 2012, the owned net rentable area of the commercial operating portfolio was 93.4% leased.  The combined leased percentage for the retail and commercial operating portfolios was also 93.4% as of March 31, 2012.

On a comparable same property basis, the leased percentage of 52 same store operating properties increased 0.6% to 93.1% at March 31, 2012 from 92.5% at March 31, 2011.  Same property net operating income for these properties increased 5.4% in the first quarter of 2012 compared to the same period in the prior year.

Leasing Activities

During the first quarter of 2012, the Company executed 27 new and renewal leases totaling approximately 88,000 square feet with aggregate cash rent spreads of 7.2%.  New leases were signed with 14 tenants for approximately 45,500 square feet of GLA.  These leases represent a 13.5% positive cash rent spread.  A total of 13 leases for 42,500 square feet were renewed during the quarter with a 0.4% positive cash rent spread.

Also during the quarter, 11 new tenants commenced paying rent, including anchor tenants Whole Foods at Cobblestone Plaza, Toys “R” Us at Cedar Hill Plaza, and an expanded BGI Fitness at Rivers Edge.

Development Activities

As of March 31, 2012, the Company owned interests in five in-process development/redevelopment projects.  The total estimated cost of these projects is approximately $183.7 million, of which approximately $89.1 million was incurred as of March 31, 2012.  The average percent leased or committed of these projects was 77%.  During the quarter, the Company sold a parcel of land to, and entered into a site development agreement with Target at New Hill Place, Phase I in Raleigh, North Carolina.

Dispositions

In February, the Company sold Gateway Shopping Center in Marysville, Washington for a sales price of $29.4 million.  The net proceeds were utilized to retire a variable-rate loan of $20.4 million and the Company’s share of the remaining proceeds was approximately $7 million.

Capital Markets/Financing Activities

During the first quarter and through the date of this release, the Company completed the following financing activities:

•
Issued 1.3 million shares of its 8.25% Series A Cumulative Redeemable Perpetual Preferred Stock.  The total net proceeds from the offering were $31.3 million and were initially used to pay down the Company’s unsecured revolving credit facility.

•	Retired the $24.7 million, 7.38% fixed-rate mortgage secured by Plaza at Cedar Hill in January.

•
Subsequent to the end of the quarter, closed on a $115 million unsecured term loan.  This loan has a seven-year term, an interest rate of LIBOR plus 210 to 310 basis points, and a maturity date of April 30, 2019.  The Company intends to expand the loan by an additional $10 million in the second quarter.  Upon completion of the term loan, the Company’s debt maturities total $0, $40 million, $48 million, and $42 million for the years 2012 – 2015.

•
Also subsequent to the end of the quarter, the maturity date of the Company’s revolving credit facility was extended to April 30, 2016 and the interest rate was reduced to LIBOR plus 190 to 290 basis points, depending on the Company’s leverage.  The Company has an option to extend the maturity date to April 30, 2017.

Distributions

On March 20, 2012, the Board of Trustees declared a quarterly common share cash distribution of $0.06 per common share for the quarter ended March 31, 2012 payable to shareholders of record as of April 5, 2012.  This distribution was paid on April 13, 2012.  The Board of Trustees anticipates declaring a quarterly common share cash distribution for the quarter ending June 30, 2012 later in the second quarter.

2012 Earnings Guidance

The Company is reaffirming its FFO as adjusted guidance for the year ended December 31, 2012 to be within a range of $0.42 to $0.46 per diluted common share.  Following is a reconciliation of estimated net loss per common share to estimated FFO per diluted share and FFO per diluted common share, excluding the first quarter litigation charge:

Guidance Range for 2012	Low	High
Estimated net loss per diluted common share	$(0.09)	$(0.05)
Depreciation and amortization	0.49	0.49
FFO per diluted common share	0.40	0.44
Litigation charge	0.02	0.02
Estimated FFO per diluted common share, as adjusted	$0.42	$0.46

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, May 4th at 11:00 a.m. eastern time.  A live webcast of the conference call will be available online on the Company’s website at www.kiterealty.com.  The dial-in numbers are (866) 831-6267 for domestic callers and (617) 213-8857 for international callers (passcode 40421484).  In addition, a telephonic replay of the call will be available until August 4, 2012.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 48897971).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At March 31, 2012, the Company owned interests in a portfolio of 62 operating and redevelopment properties totaling approximately 9.2 million square feet and an additional three properties currently under development totaling 0.6 million square feet.

Safe Harbor

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of the recent slowing of growth in the U.S. economy; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida and Texas; and other factors affecting the real estate industry generally.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

###

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	March 31, 2012	December 31, 2011
Assets:
Investment properties, at cost:
Land	$235,498,319	$238,129,092
Land held for development	36,977,501	36,977,501
Buildings and improvements	845,504,016	845,173,680
Furniture, equipment and other	4,694,678	5,474,403
Construction in progress	137,905,366	147,973,380
	1,260,579,880	1,273,728,056
Less: accumulated depreciation	(184,132,595)	(178,006,632)
	1,076,447,285	1,095,721,424
Cash and cash equivalents	15,567,494	10,042,450
Tenant receivables, including accrued straight-line rent of $11,407,396 and $11,398,347, respectively, net of allowance for uncollectible accounts	19,405,296	20,413,671
Other receivables	3,017,991	2,978,225
Investments in unconsolidated entities, at equity	21,899,913	21,646,443
Escrow deposits	8,662,836	9,424,986
Deferred costs, net	30,567,339	31,079,129
Prepaid and other assets	2,144,204	1,959,790
Total Assets	$1,177,712,358	$1,193,266,118

Liabilities and Equity:
Mortgage and other indebtedness	$646,405,137	$689,122,933
Accounts payable and accrued expenses	35,712,817	36,048,324
Deferred revenue and other liabilities, including below-market in-place lease liability of $8,183,021, and $8,637,607, respectively	12,025,878	12,636,228
Total Liabilities	694,143,832	737,807,485
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	41,066,685	41,836,613
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares and 2,800,000 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	102,500,000	70,000,000
Common Shares, $.01 par value, 200,000,000 shares authorized 63,946,703 shares and 63,617,019 shares issued and outstanding, respectively	639,467	636,170
Additional paid in capital	449,392,926	449,763,528
Accumulated other comprehensive loss	(1,439,098)	(1,524,095)
Accumulated deficit	(113,374,752)	(109,504,068)
Total Kite Realty Group Trust Shareholders’ Equity	437,718,543	409,371,535
Noncontrolling Interests	4,783,298	4,250,485
Total Equity	442,501,841	413,662,020
Total Liabilities and Equity	$1,177,712,358	$1,193,266,118

-  -

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Minimum rent	$19,692,138	$17,802,124
Tenant reimbursements	5,437,829	5,090,031
Other property related revenue	1,224,624	888,532
Construction and service fee revenue	43,403	10,038
Total revenue	26,397,994	23,790,725
Expenses:
Property operating	4,667,283	4,806,268
Real estate taxes	3,788,470	3,265,453
Cost of construction and services	92,348	49,913
General, administrative, and other	1,823,720	1,847,878
Litigation charge	1,289,446	—
Depreciation and amortization	9,728,392	9,000,842
Total expenses	21,389,659	18,970,354
Operating income	5,008,335	4,820,371
Interest expense	(6,604,828)	(5,641,162)
Income tax (expense)/benefit of taxable REIT subsidiary	(37,564)	16,073
Loss from unconsolidated entities	(11,529)	(87,625)
Other income	38,128	49,038
Loss from continuing operations	(1,607,458)	(843,305)
Discontinued operations:
Income from operations	99,228	65,994
Gain on sale of depreciable property	5,151,989	—
Income from discontinued operations	5,251,217	65,994
Consolidated net income/(loss)	3,643,759	(777,311)
Net (income)/loss attributable to noncontrolling interests	(2,097,020)	70,494
Net income (loss) attributable to Kite Realty Group Trust	1,546,739	(706,817)
Dividends on preferred shares	(1,577,813)	(1,443,750)
Net loss attributable to common shareholders	$(31,074)	$(2,150,567)

Net loss per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted
Loss from continuing operations attributable to common shareholders	$(0.04)	$(0.03)
Income from discontinued operations attributable to common shareholders	0.04	0.00
Net loss attributable to common shareholders	$(0.00)	$(0.03)

Weighted average common shares outstanding – basic and diluted	63,713,893	63,448,048
Dividends declared per common share	$0.06	$0.06

Loss attributable to Kite Realty Group Trust common shareholders:
Loss from continuing operations	$(2,852,020)	$(2,209,321)
Income from discontinued operations	2,820,946	58,754
Net loss attributable to Kite Realty Group Trust common shareholders	$(31,074)	$(2,150,567)

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Consolidated net income / (loss)	$3,643,759	$(777,311)
Less dividends on preferred shares	(1,577,813)	(1,443,750)
Less net income attributable to noncontrolling interests in properties	(26,770)	(16,586)
Less gain on sale of operating property	(5,151,989)	—
Add depreciation and amortization, net of noncontrolling interests	9,717,308	9,097,586
Funds From Operations of the Kite Portfolio1	6,604,495	6,859,939
Less redeemable noncontrolling interests in Funds From Operations	(726,494)	(754,593)
Funds From Operations allocable to the Company1	$5,878,001	$6,105,346

Basic and Diluted FFO per share of the Kite Portfolio	$0.09	$0.10

Funds From Operations of the Kite Portfolio	$6,604,495	$6,859,939
Add back: Litigation charge	1,289,446	—
Funds From Operations of the Kite Portfolio, as adjusted	$7,893,941	$6,859,939

Basic and Diluted FFO per share of the Kite Portfolio, as adjusted	$0.11	$0.10

Basic weighted average Common Shares outstanding	63,713,893	63,448,048
Diluted weighted average Common Shares outstanding	64,053,794	63,763,668
Basic weighted average Common Shares and Units outstanding	71,553,941	71,303,746
Diluted weighted average Common Shares and Units outstanding	71,893,841	71,619,366

____________________
1
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

-  -

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)

	Three Months Ended March 31,
	2012	2011	% Change
Number of properties at period end1	52	52

Leased percentage at period-end	93.1%	92.5%

Minimum rent	$16,152,265	$15,873,878
Tenant recoveries	4,233,286	4,398,449
Other income	681,125	492,118
	21,066,676	20,764,445

Property operating expenses	4,175,912	4,742,098
Real estate taxes	2,886,985	2,732,773
	7,062,897	7,474,871

Net operating income – same properties (52 properties)2	14,003,779	13,289,574	5.4%

Reconciliation to Most Directly Comparable GAAP Measure:

Net operating income – same properties	$14,003,779	$13,289,574
Other income (expense), net	(12,457,040)	(13,996,391)
Dividends on preferred shares	(1,577,813)	(1,443,750)
Net loss attributable to common shareholders	$(31,074)	$(2,150,567)

____________________
1	Same Property analysis excludes Courthouse Shadows, The Centre, Four Corner Square and Bolton Plaza properties as the Company pursues redevelopment of these properties.

2
Same Property net operating income is considered a non-GAAP measure because it excludes net gains from outlot sales, write offs of straight-line rent and lease intangibles, bad debt expense and related recoveries, the litigation charge, lease termination fees and significant prior year expense recoveries and adjustments, if any.

The Company believes that Net Operating Income (“NOI”) is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.